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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 2-80751 of the Metropolitan Series Fund, Inc. on Form N-1A (the "Registration Statement") of our report dated February 13, 2004, appearing in the annual report to shareholders of the Alger Equity Growth Portfolio (to be renamed State Street Research Large Cap Growth Portfolio effective May 1, 2004), Balanced Portfolio, Capital Guardian U.S. Equity Portfolio, Davis Venture Value Portfolio, FI International Stock Portfolio (formerly Putnam International Stock Portfolio), FI Mid Cap Opportunities Portfolio, FI Structured Equity Portfolio (to be renamed FI Value Leaders Portfolio effective May 1, 2004), Franklin Templeton Small Cap Growth Portfolio, Harris Oakmark Focused Value Portfolio, Harris Oakmark Large Cap Value Portfolio, Janus Mid Cap Portfolio (to be renamed FI Mid Cap Opportunities Portfolio effective May 1, 2004), Jennison Growth Portfolio, Lehman Brothers Aggregate Bond Index Portfolio, Loomis Sayles Small Cap Portfolio, Met/Putnam Voyager Portfolio, MetLife Mid Cap Stock Index Portfolio, MetLife Stock Index Portfolio, MFS Investors Trust Portfolio, MFS Research Managers Portfolio, MFS Total Return Portfolio, Morgan Stanley EAFE Index Portfolio, Neuberger Berman Partners Mid Cap Value Portfolio, Russell 2000 Index Portfolio, Salomon Brothers Strategic Bond Opportunities Portfolio, Salomon Brothers U.S. Government Portfolio, Scudder Global Equity Portfolio, State Street Research Aggressive Growth Portfolio, State Street Research Aurora Portfolio, State Street Research Bond Income Portfolio, State Street Research Diversified Portfolio, State Street Research Investment Trust Portfolio, State Street Research Large Cap Value Portfolio, State Street Research Money Market Portfolio, T. Rowe Price Large Cap Growth Portfolio, T. Rowe Price Small Cap Growth Portfolio, and Zenith Equity Portfolio for the year ended December 31, 2003. We further consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2004